Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-49305, No. 33-54455, No. 333-04435, No. 333-57095, No. 333-86801, No. 333-41408, No. 333-86280, No. 333-105622, No. 333-134887, No. 333-162747 and No. 333-171616) and S-3 (No. 333-132878 and No. 333-157797) of Humana Inc. of our report dated February 17, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

February 17, 2011